CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249201 on Form S-6 of our report dated October 13, 2020, relating to the financial statement of The First Trust(R) Combined Series 604, comprising Tax Exempt Municipal Income Trust, Series 314, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 13, 2020